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                                                             Exhibit 3.12




                                     BY-LAWS
                                       of
                             VINAFLEX AMERICA, INC.


                                    ARTICLE I

                              Articles of Agreement

         The name of the corporation, the objects for which it is established, the nature of the business to be transacted by it, and the location of its principal place and other places of business shall be set forth in the Articles of Agreement, as from time to time amended, and these By-Laws, the powers of the corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in such Articles of Agreement, and such Articles of Agreement are hereby made a part of these By-Laws.

                                   ARTICLE II

                                 Corporate Seal

          The seal of the corporation, subject to alteration thereof by the Board of Directors, shall consist of a flat-faced circular die with the words and figures -- "Vinaflex America, Inc. New Hampshire, 1980" -- cut or engraved thereon.

                                  ARTICLE III

                            Meetings of Stockholders

          Section 1. All meetings of shall be held at the office of the Clerk of the corporation unless some other place within or without the State of New Hampshire is definitely stated in the call therefor.








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         Section 2. The annual meeting of stockholders shall be held on such date as from time to time determined by the Board of Directors in each year, if not a legal holiday, and if a legal holiday, and if a legal holiday, then at the same hour on the next succeeding day not a legal holiday. In the event that such annual meeting be omitted by oversight or otherwise on the date provided, a subsequent meeting may be held in place thereof, and any business transacted, votes had, or election held at such meeting shall be of the same force and effect as if transacted, had, or held at such annual meeting. The order of business to be transacted at annual meetings of the stockholders shall be the following:
                  1.       Determination of quorum.

                  2.       Determination of due notice of meeting

                  3.       Reading of mi

                  4. Reports of Treasurer, or any other officers, since the last annual meeting.

                  5. Election of Treasurer, clerk, Directors and be elected by the stockholders.

                  6.       Completion of previous unfinished business.

                  7.       Transaction of new business

                  8.       Adjournment.


         Section 3. special meetings of the stockholders shall be held whenever the Board of Directors or the stockholders holding at least on-third part in the interest of the capital stock issued and outstanding and entitled to vote thereat shall make written application therefor to the Clerk stating the time, places, and purposes of the meeting applied for, and the clerk shall also call a special meeting of the stockholders whenever he is so directed by the President.

         Section 4. Except as otherwise provided by law, written or printed notice of all meetings of stockholders, whether annual or special, stating the place, day and hour thereof, together with the purposes for which such meeting is called, shall be given by the Clerk, by mailing the same, postage prepaid, and addressed to each stockholder of record entitled to vote thereat his or her registered address at least seven (7) days prior to the date for the meeting. In the absence or



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disability of the Clerk, such notice may be given by a person designated either by the Clerk or by the person or persons calling the meeting.

         If, however, all stockholders entitled to vote in respect to the elections to be had or to the matters to be considered at any such meeting are present thereat, either in person or by proxy, or sign a written consent upon the record thereof, such meeting shall be legal notwithstanding the notice shall not have been given as hereinbefore provided.

         Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of law or the record of organization or these By-Laws, all the stockholders who have been entitled to vote upon the action may consent in writing on the record of the meeting to such action, and in that event, such action shall be as effective as though all the stockholders were present and voted in favor of such action.

         Section 5. Notice of any meeting of stockholders, whether annual or special, may be waived by any stockholders, provided written waiver of notice of such meeting is filed with the record thereof.

                                   ARTICLE IV

                                    Officers

         Section 1. The officers of the corporation shall be a President, Treasurer, Clerk, and a board of not less than three nor more than seven Directors as the Incorporators or the stockholders, from time to time, may fix determine; provided, however, that where all of the stock of the corporation is owned by fewer than three record stockholders the number of directors may be fewer than three, but not less than the number of stockholders. The officers of the corporation may all include a Vice President, Assistant Treasurer, and/or Assistant Clerk.



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         Section 2. The Board of Directors, Treasurer and Clerk of the
corporation shall be elected by the stockholders at the annual meeting thereof, or at any meeting held in lieu thereof and until their respective successors are duly elected and qualified. The Clerk shall be a resident of the State of New Hampshire. The President and any other officers shall be elected by said Board at the annual meeting thereof and until their respective successors are duly elected and qualified. No officer or director need be a stockholder. So far as is permitted by law, any two or more officers may be filled by the same person.

         The Incorporators at the first meeting thereof may elect any or all of such officers and directors to serve until the first annual meeting thereafter of stockholders and directors, respectively, and until their respective successors shall be duly elected and qualified.

                                   ARTICLE V
                              Meeting of Directors

         Section 1. The annual meeting of the Board of Directors shall be held without notice immediately after the annual meeting of stockholders and at the same place.

         Section 2. Stated meetings of the Board of Directors may be held in such places and at such times as the full Board may by vote from time to time determine, and if so, no notice thereof need be given.

         Section 3. Special meetings of the Board of Directors shall be held at any time or place whenever called by the President, two or more Directors (or if less than two Directors are serving, then by such Director), or the Clerk, upon written notice thereof being given by mail, postage prepaid, and addressed to each Director at his address on file with the corporation at least five (5) days prior to the day of such meeting, by the President, the Clerk, or the Director or Directors calling the meeting; or may be held at any time without notice, provided all the



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Directors are present or those not present have waived notice thereof. Such special meetings shall be held at such times and in such places as the notice thereof or waiver may specify and business transacted thereat shall be confined to the specified purposes thereof and matters germane thereto.

                                   ARTICLE VI

                                     Quorum

         Section 1. At any meeting of stockholders, a majority of the outstanding shares entitled to vote thereat, as represented by stockholders of record appearing in person or by proxy, shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and such meeting, as so adjourned, may be held without further notice.

         Section 2. At any meeting of the Board of Directors a majority of the members thereof, present in person, shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and such meeting, as so adjourned, may be held without further notice.

         Section 3. When a quorum is present at any meeting of stockholder or of the Board of Directors, a majority of such quorum present thereat as aforesaid shall be necessary to decide, and except as otherwise provided by law, may decide any action or matter brought before any such meeting.

                                   ARTICLE VII

                                Proxy and Voting

         Stockholders of record, when entitled to vote, may vote at any meeting, either in person or by written proxy field before voting with the Clerk of the Meeting. Proxies to be valid must



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be dated not more than six (6) months before the meeting named therein, and no such proxy shall be valid after the final adjournment of such meeting. Each such stockholder shall be entitled to one vote for each share of stock held by him and entitled to be voted in respect to the elections or to the matters brought before such meeting.

                                  ARTICLE VIII

                               Powers of Directors

         The Board of directors shall have the entire management of the business and affairs of the corporation and shall have and exercise all the powers possessed by the corporation itself, so far as such delegation of authority is not inconsistent with the laws of the State of New Hampshire, with the Articles of Agreement, or with these By-Law. The Board of Directors shall have power to determine what constitutes net earnings, profit, and surplus, respectively, and what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as a final and conclusive.

                                   ARTICLE IX

                                    President

         The President shall be the chief executive officers of the corporation shall, when, preside at all meetings of the stockholders and the Board of Directors. The President, the Treasurer, or some other person specifically authorized by vote of the Board of Directors, may signed all deeds, leases, contracts, notes and/or other instruments to be executed on behalf of the corporation. The President shall perform all the duties and have such other powers as the Board of Directors may from time to time designate.

                                    ARTICLE X

                                 Vice President



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be dated not more than six (6) months before the meeting named therein, and no such proxy shall be valid after the final adjournment of such meeting. Each such stockholder shall be entitled to one vote for each share of stock held by him and entitled to be voted in respect to the elections or to the matters brought before such meeting.

                                  ARTICLE VIII

                               Powers of Directors

      The Board of directors shall have the entire management of the business and affairs of the corporation and shall have and exercise all the powers possessed by the corporation itself, so far as such delegation of authority is not inconsistent with the laws of the State of New Hampshire, with the Articles of Agreement, or with these By-Law. The Board of Directors shall have power to determine what constitutes net earnings, profit, and surplus, respectively, and what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as a final and conclusive.

                                   ARTICLE IX

                                    President

      The President shall be the chief executive officers of the corporation shall, when, preside at all meetings of the stockholders and the Board of Directors. The President, the Treasurer, or some other person specifically authorized by vote of the Board of Directors, may signed all deeds, leases, contracts, notes and/or other instruments to be executed on behalf of the corporation. The President shall perform all the duties and have such other powers as the Board of Directors may from time to time designate.

                                    ARTICLE X

                                 Vice President


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      The Vice Present, if one be elected, shall have such powers and perform such duties as may be delegated to him by the Board of Directors. In the absence or disability of the President, the Vice President may perform the duties and exercise the powers of the Present.

                                   ARTICLE XI

                                    Treasurer

      The Treasurer shall have the care and custody of the funds of the corporation and shall have and exercise under the supervision of the Board of Directors all the powers and duties commonly incident to his office. He shall, with the President, have the power to sign all deeds, leases, contracts, notes and/or other instruments to be executed on behalf of the corporation. He shall have the custody of the corporate seal and of all the money, funds, valuable papers and documents of the corporation. He shall deposit all the funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the Board of Directors may from time to time designate. He may, on behalf of the corporation, endorse for deposit or collection, all checks, notes and other obligations payable to the corporation or its order and may accept drafts on behalf thereof. he shall keep accurate books of account of all corporate transactions, which books shall be the property of the corporation, and together with all other of its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors. All receipts and vouchers for payment made to the corporation, and checks, drafts, notes and other corporate obligations for the payment of money by the corporation shall be signed by the Treasurer except as the Board of Directors may otherwise specifically order. Checks and drafts need not be countersigned, unless otherwise ordered by the Board of Directors.


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                                   ARTICLE XII

                               Assistant Treasurer

      An Assistant Treasurer, if one be elected, shall perform such duties and have such powers only as the Board of Directors or the Treasurer may from time to time designate. He may be required by the Board of Directors to give bond in such sums and with such sureties as may be satisfactory to it, which bond shall remain in the custody of the President.

                                  ARTICLE XIII

                                      Clerk

      The Clerk of the corporation shall be present at all meetings of stockholders and Board of Directors, and he shall keep accurate records, in books provided for that purpose, of the proceedings had at such meetings, which book shall respectively be open at all reasonable times to the inspection of any stockholder or director.

      He shall perform all the duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors may from time to time designate. In the absence of the Clerk from any meeting of stockholders or of the Board of Directors, as the case may be, a Clerk pro tempore may be chosen who shall record the proceedings thereof.

                                   ARTICLE XIV

                                 Assistant Clerk

      An Assistant Clerk, if one be elected, shall perform the duties and exercise the powers of the Clerk in his absence and shall perform such other duties as the Board of Directors shall prescribe.


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                                   ARTICLE XV

                              Chairman of the Board

      The Chairman of the Board, if one be elected, shall be chosen from among the Directors and shall preside at all meetings of the Directors. he shall, in general, perform all the duties incident to the office of the chairman of the Board, subject, however, to the direction and control of the Board of Directors, and such other duties as from time to time may be assigned to him by the Board of Directors.

                                   ARTICLE XVI

                         Additional Officers and Agents

      The Board of Directors, in its discretion and at any time, may appoint such other officers or agents as it may deem advisable and prescribe the duties therefor.

                                  ARTICLE XVII

                                    Removals

      Section 1. The stockholders may, at any meeting thereof called for the purpose, by vote of a majority of the outstanding shares entitled to vote, as represented by stockholders appearing in person or by proxy, remove from office any officer or director elected by them.

      Section 2. The Board of Directors may, by vote of a majority thereof present in person at any meeting thereof called for the purpose, remove from office any officer or agent elected or appointed by it.

                                  ARTICLE XVIII

                                    Vacancies

      If the office of any director of officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification, or otherwise (and the vacancy, if in the office of a


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Director, Treasurer or Clerk, shall have been filled by the stockholders), the remaining Directors, though less than a quorum, may, by majority vote, elect a successor or successors, who shall hold office for the unexpired term. Vacancies in the Board of Directors, or in the office of Treasurer or Clerk, may be filled for the unexpired term by the stockholders at a meeting called for the purposes.

                                   ARTICLE XIX

                                  Capital Stock

      The amount of capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Agreement, as from time to time amended.

                                   ARTICLE XX

                              Certificate of Stock

      Every stockholder shall be entitled to a certificate or certificates of the capital stock of the corporation, which shall be numbered and registered as issued. Such certificate or certificates shall exhibit the holder's name and number of shares, and shall be signed by the President, and be attested by the Treasurer or Clerk, and bear the corporate seal. In the case of the absence or disability of either of said officers, the signature of the majority of the Directors in his stead shall be sufficient.

      For the purpose of registering such certificate or certificates, every stockholder will be required to file with the corporation, in writing, his legal residence and that address to which all notices and dividends are to be sent, and thereafter, until written notification of change in address shall have been received by the corporation, any notice or dividend mailed postage prepaid and addressed to any stockholder at such registered address shall, for all purposes, be deemed to have been duly received.


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                                   ARTICLE XXI

                                Transfer of Stock

      Shares of stock may be transferred in the manner provided by law, and the corporation, by its officers or agents appointed for that purpose, shall record upon the books of the corporation a transfer of such shares upon surrender of the certificate therefor accompanied either by a written assignment thereof or by a written power of attorney to sell, assign, and transfer the same, or the shares represented thereby, signed by the record holder of such certificate, or by his legal representative. No transfer shall affect the right of the corporation to pay any dividend due upon such shares to the record holder thereof or to treat such holder as the owner thereof until such transfer shall have been recorded upon the books of the corporation or until a new certificate shall have been issued to the person to whom such shares have been so transferred. the corporation may, but shall not be bound to, take notice of or recognize any trust, expressed, implied, or constructive, or any charge or equity affecting any of the shares of its capital stock, or to ascertain or inquire whether any sale or transfer of such shares by any stockholder or his personal representative is authorized by such trust, charge, or equity, or to recognize any person as having an interest therein except the person or persons in whom the legal title to such shares is vested for the time being.

                                  ARTICLE XXII

                                 Transfer Books

      The transfer books of the corporation may, in anticipation of meetings of stockholders or of the declaration of dividends, be closed from time to time for such period as the Board of Directors shall determine, but no such period shall be for more than thirty (30) days


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                                  ARTICLE XXIII

                              Loss of Certificates

      In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe.

                                  ARTICLE XXIV

                                   Fiscal Year

      The fiscal year of the corporation shall be as determined, from time to time, by the Board of Directors.

                                   ARTICLE XXV

                         Inspection of Books and Papers

      All books, papers, and documents of every kind belonging to the corporation, whether located in the office of the President, Treasurer, Clerk or elsewhere, shall be open to the inspection of the members of the Board of Directors at all times during business hours but, except as otherwise provided by law, shall only be open to the inspection of the stockholders at such reasonable time or times and to such reasonable extent as the Board of Directors may determine.

                                  ARTICLE XXVI

               Powers of Officers to Contract with the Corporation

      Any officer or Director of the corporation, notwithstanding his official relation to it, may enter into negotiation with and consummate and perform any contract or agreement of any nature between the corporation and himself or any other Directors, officer or officers, of the corporation or any firm or corporation in which any such Director or officer may be interested, whether such individual or individuals, firm or corporation thus contracting with this corporation shall thereby


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
derive personal or corporate profits or benefits or otherwise; the intent hereof being to relieve each and every person who may be an officer or a Director of the corporation from any disability that might otherwise exist from contracting with the corporation for the benefit of himself or any c-partnership or corporation in which he may be interested.

                                  ARTICLE XXVII

                                   Amendments

      Except as otherwise provided by law, a vote of two thirds of the holders of the outstanding capital stock of the corporation shall be necessary to alter, amend, add to or repeal the Articles of Agreement or the By-Laws of this corporation. Notice of any proposed amendment, additional, alteration, or repeal shall be given in the notice of any meeting at which it is to be considered.

                                 ARTICLE XXVIII

                                Action by Consent

      Notwithstanding any other provision of these By-Laws requiring action to be taken at a meeting of the Stockholders or Directors, any action that New Hampshire RSA 294:81-a and 294:81-b permits to be taken by consent of the Stockholders or Directors may be so undertaken.


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                                                   EVODE-TANNER INDUSTRIES, INC.
                                        By-Law Amendment adopted January 3, 1995

--------------------------------------------------------------------------------


                                  ARTICLE XXVII
                    Indemnification of Officers and Directors


      SECTION 1. Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to serve at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption t hat the person did not meet the standards of conduct set forth in this Section 1.

      SECTION 2. Actions or Suits by or in the Rights of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with he defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that any Illinois Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Illinois Court or such other court shall deem proper.

      SECTION 3. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article XXVII, tot he extent that a Director, officer,



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employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article XXVII, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

      SECTION 4. Determination of Right to Indemnification. Any indemnification under Sections 1 and 2 of this Article XXVII (unless ordered by a court) shall be promptly paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties of such action, suite or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, the Board of Directors so directs, by independent legal counsel in a written opinion, or (e) by the stockholders, that indemnification of the Director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standards of conduct set forth in Sections 1 and 2 of this Article XXVII.

      SECTION 5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 1 and 2 of this Article XXVII in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suite or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a Director or officer in his capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XXVII. No security shall be required for such undertaking and such undertaking shall be accepted without reference tot he recipients financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this Section 5 may be required upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      SECTION 6. Procedure for Indemnification. Any indemnification under
Section 1, 2 or 3 or advance of costs, charges and expenses under Section 5 of this Article XXVII shall be made promptly, and in any event within 30 days, upon the written request of the Director, officer, employee or agent directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article XXVII shall be enforceable by the Director, officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 30 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this
Article XXVII V where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set


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
forth in Sections 1 or 2 of this Article XXVII, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article XXVII, or the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense tot he action or create a presumption that the claimant has not met the applicable standard of conduct.

      SECTION 7. Other Rights; Continuation of Right to Indemnification. The Indemnification provided by this Article XXVII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article XXVII shall be deemed to be a contract between the Corporation and each Director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article XXVII is in effect. No amendment or repeal of this Article XXVII or of any relevant provisions of the Illinois Business Corporation Act or any other applicable laws shall adversely affect or deny to any Director, officer, employee or agent any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this Article XXVI with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in a settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while this Article XXVII is in effect. The provisions of this Section 7 shall apply to any such action, suit or proceeding whenever commenced, including any such action, suit or proceeding commenced after any amendment or repeat of this Article XXVII.

      SECTION 8. For Purposes of this Article:

            (1) "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provision of this
      Article XXVII with respect to the resulting or surviving corporation as he would have with respect to such consultant if its separate existence had continued;

            (2) "other enterprises" shall include employee benefit plans, including but not limited to any employee benefit plan of the Corporation;


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
            (3) "serving at the request of t he Corporation" shall include any service which imposes duties on, or involves services by, a Director, officer, employee, or agent of the Corporation with respect to an employee benefit plan, its participants, or beneficiaries, including acting as a fiduciary thereof;

            (4) "fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

            (5) A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the "Corporation" as referred to in Sections 1 and 2 of this Article XXVI;

            (6) Service as a partner, trustee or member of a management or similar committee of a partnership or joint venture, or as a Director, officer, employee or agent of a corporation which is a partners, trustee or joint venturer, shall be considered service as a Director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

      SECTION 9. Savings Clause. If this Article XXVII or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as a costs, charges and expenses (including attorneys' fees) judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XXVII that shall not have been invalidated and to the full extent permitted by applicable law.

      SECTION 10. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or their enterprise, against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Article XXVII, provided that such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors.


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